SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

January 6, 2011

Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-131875 (Commission File Number)	20-0065053 (IRS Employer Identification No.)

6510 Abrams Road, Suite 300, Dallas, TX 75231

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e). Compensatory Arrangements of Certain Officers.

On January 6, 2011, Zion Oil & Gas, Inc. (the “Company”) awarded to its principal executive officer and principal financial officer options to purchase an aggregate of 80,000 shares of the Company’s common stock, par value $0.01 per share, as follows:

Name & Position	Number of Shares Under the Option Grant

Richard Rinberg, Chief Executive Officer	60,000

Kent Siegel, Chief Financial Officer	20,000

All stock options were granted in accordance with the terms and conditions of the Company’s 2005 Stock Option Plan (the “Plan”). The stock option agreements evidencing the grants under the Plan provide for, among other things, (i) a grant date of January 6, 2011, (ii) an exercise period commencing on January 1, 2012 and continuing through December 31, 2014 and (iii) an exercise price per share of $2.50.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: January 12, 2011

Zion Oil and Gas, Inc.

By: /s/ Richard R. Rinberg

Richard R. Rinberg
Chief Executive Officer